                                                                    EXHIBIT 11.1



                                    TEKELEC
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                                       (thousands, except per share data)

                 PRIMARY                                                YEAR ENDED DECEMBER 31,

                                                                  1995             1994              1993
                                                                  ----             ----              ----
         Net income (loss)  . . . . . . . . . . . . .         $   6,311        $   4,460           $(18,543)
                                                                 ======           ======           =========

         Basis for computation of primary earnings per common and common equivalent share:

         Weighted average number of shares
         outstanding during period  . . . . . . . . .            10,529            8,684              8,314

         Weighted average (incremental) common
         share equivalent after considering the
         effects of options exercised and canceled
         during the period and after assumed
         repurchase of treasury shares -- treasury
         stock method . . . . . . . . . . . . . . . .             1,531              866                ---
                                                                 ------            -----            --------
                                                                 12,060            9,550              8,314
                                                                 ======            =====            ========

         Earnings (Loss) per share  . . . . . . . . .         $    0.52        $    0.47         $    (2.23)
                                                                  =====            =====            ========


                 FULLY DILUTED                                          YEAR ENDED DECEMBER 31,

                                                                  1995              1994              1993
                                                                  ----              ----              ----
         Net income (loss)  . . . . . . . . . . . . .         $   6,311         $  4,460         $  (18,543)
                                                                 ======            =====            ========

         Basis for computation of fully diluted earnings per common and common equivalent share:

         Weighted average number of shares
         outstanding during period  . . . . . . . . .            10,529            8,684              8,314

         Weighted average (incremental) common
         share equivalent after considering the
         effects of options exercised and canceled
         during the period and after assumed
         repurchase of treasury shares -- treasury
         stock method . . . . . . . . . . . . . . . .             1,534            1,676                ---
                                                                 ------           ------            --------
                                                                 12,063           10,360              8,314
                                                                 ======           ======            ========

         Earnings (Loss) per share  . . . . . . . . .         $    0.52        $    0.43         $    (2.23)
                                                                  =====            =====             =======